                                                                   EXHIBIT 4.1.7



                                 AMENDMENT NO. 1
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      This Amendment No. 1 to Amended and Restated Credit Agreement (this "Amendment") is dated as of December 15, 1999, by and among McGRATH RENTCORP, a California corporation (the "Borrower"), the banks listed on the signature pages hereof (individually a "Bank" and collectively "Banks"), and UNION BANK OF CALIFORNIA, N.A., as agent (the "Agent") for Banks.

                                    Recitals

        A. Agent, Banks and Borrower are parties to an Amended and Restated Loan Agreement dated as of June 30, 1999 (as amended, modified and supplemented from time to time, the "Credit Agreement").

        B. Borrower wishes to increase the aggregate Commitment from the Banks from $75 million to $100 million and to relax the minimum tangible net worth requirements of the Credit Agreement. Banks are willing to so increase the Commitment and to amend the Credit Agreement in other respects on and subject to the terms and conditions set forth in this Amendment.

        C. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

        NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I
                         AMENDMENTS TO CREDIT AGREEMENT

        This Amendment shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

        1.1 Borrower has requested that Banks amend the Credit Agreement in certain respects, including the extension of additional credit in the form of a $25 million increase in the Commitment. Banks are willing to increase the Commitment and to amend the Credit Agreement on the terms and conditions set forth in this Amendment .

        1.2 Article 1 of the Credit Agreement, entitled "Definitions," is hereby amended as follows:

               (a) The definition of "Commitment" is amended by replacing the reference to "Seventy-Five Million Dollars ($75,000,000)" therein to "One Hundred Million Dollars ($100,000,000)."

               (b) A new defined term "Leverage Ratio" is added, as follows:

               "Leverage Ratio" means, as of any date of determination, the ratio of Borrower's Liabilities as of such date to Tangible Net Worth as of such date.

               (c) The first sentence of Section 1.2 of the Credit Agreement, "Accounting Terms," is hereby amended and restated in its entirety, to read follows:

               "All accounting terms not specifically defined in this Agreement shall be construed, and all financial data and ratios required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP and on a consolidated basis for Borrower and its Subsidiaries, except as otherwise specifically provided in this Agreement."

        1.3 Section 2.3.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               2.3.2 Rate Options and Applicable Margins. The Rate Options and Applicable Margins for Loans shall be determined based upon the type of Loan and the current Leverage Ratio, as set forth in the table below:

TYPE OF LOAN/                             APPLICABLE MARGIN   APPLICABLE MARGIN ON
RATE OPTION            LEVERAGE RATIO     ON REVOLVING LOANS       TERM LOANS
-----------            --------------     ------------------  --------------------
Eurodollar Loans/   Equal to or greater         1.25%                 1.50%
Interbank Rate      than 2.25 to 1.00
(Reserve
Adjusted):
                    Equal to or greater         1.00%                 1.25%
                    than 1.75 to 1.00
                    but less than 2.25
                    to 1.00

                    Equal to or greater         0.85%                 1.10%
                    than 1.25 to 1.00
                    but less than 1.75
                    to 1.00

                    Less than 1.25 to           0.70%                 0.95%
                    1.00

Reference Rate
Loans/Reference     [Not applicable]            0.00%                 0.25%
Rate:

               The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the Leverage Ratio for the immediately preceding fiscal quarter of Borrower. Any such increase or reduction in the Applicable Margin shall be effective on the next Business Day after receipt by Agent of the applicable financial statements and the corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrower setting forth the Leverage Ratio is not received by the Agent by the date required pursuant to this Agreement, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 2.25 to 1.00, commencing on the date when Borrower's time to deliver such financial statements and Compliance Certificate shall have expired and continuing until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate has been waived in writing by the Required Banks.

               Effective as of the date of this Amendment and continuing until the next adjustment required under Section 2.3.2, the Applicable Margin on outstanding Revolving Loans is 0.85%, based on Borrower's most recently reported Leverage Ratio.

        1.4 The form of Compliance Certificate referenced in Section 7.3(c) of the Credit Agreement and attached thereto as Exhibit A is hereby replaced in its entirety with the form of Compliance Certificate attached to this Amendment as Exhibit "A".

        1.5 Section 7.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

               (a) Tangible Net Worth at all times of at least the sum of (i)
            Seventy-Five Million Dollars ($75,000,000), plus (ii) fifty percent (50%) of Borrower's Net Income (without reduction for any Net Loss) generated after September 30, 1999, plus (iii) ninety percent (90%) of the proceeds from the issuance of Borrower's capital stock after September 30, 1999, excluding the first Two Million Dollars ($2,000,000) of such proceeds from the exercise of stock options after September 30, 1999.

        1.6 A new Section 10.9 is added to Article 10 of the Credit Agreement, as follows:

               10.9 IRS WITHHOLDING REPRESENTATION. Each Bank represents and warrants that it is entitled to receive any payments hereunder without the withholding of any tax and will furnish to Agent such forms, certifications, statements and other documents as Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent to comply with any applicable laws or regulations relating thereto.

            Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States or any state thereof, such Bank further represents and warrants that it is engaged in the conduct of a business within the United States and that the payments made hereunder are or are reasonably expected to be effectively connected with the conduct of that trade or business and are or will be includible in its gross income or, if Bank is not engaged in a U.S. trade or business with which such payments are effectively connected, that such Bank is entitled to the benefits of a tax convention which exempts the income from U.S. withholding tax and that it has satisfied all requirements to qualify for the exemption from tax.

            Each Bank agrees that it will, immediately upon the request of Agent, furnish to Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of its exemption from the withholding of U.S. tax with respect thereto. If any Bank determines that, as a result of any change in applicable law, regulation, or treaty or in any official application or interpretation thereof, it ceases to qualify for exemption from any tax imposed by any jurisdiction with respect to payments made hereunder, such Bank shall promptly notify Agent of such fact and Agent may, but shall not be required to withhold the amount of any such applicable tax from amounts paid to such Bank hereunder. Agent shall not be obligated to make any payments hereunder to such Bank in respect of its Loans until such Bank shall have furnished to Agent the requested form, certification, statement or document and may withhold the amount of such applicable tax from amounts paid to Bank hereunder.

            Each Bank shall reimburse, indemnify and hold Agent harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against Agent due to its reliance upon the representation hereby made that such Bank is exempt from withholding of tax. Unless Agent receives written notice to the contrary, each Bank shall be deemed to have made the representations contained in this Section and in each subsequent tax year of such Bank.

        1.7 For purposes of Section 11.20 of the Credit Agreement, the addresses of the parties set forth on the signature pages to this Amendment shall supercede, and be used for notices and other communications after the date hereof instead of the addresses set forth on the signature pages to the Credit Agreement.


                                   ARTICLE II
                           CONDITIONS TO EFFECTIVENESS
                                  OF AMENDMENT

        2.1 The effectiveness of this Amendment is subject to the fulfillment to the satisfaction of Agent, in its sole discretion, of the following conditions precedent:

               (a) Borrower shall have executed and delivered to Banks this Amendment, and the three (3) replacement Revolving Notes, one payable to each Bank, in the form attached hereto as Exhibit "B";

               (b) Borrower shall have paid to Agent for ratable distribution to Banks, a one-time facility fee in the amount of $40,000 in connection with the increase in the Commitment and this Amendment, and shall have reimbursed Agent its costs and expenses, including attorneys' fees and costs not to exceed $1,500.00, incurred in connection with the negotiation, preparation and closing of this Amendment.

               (c) Agent shall have received appropriate authorization documents, including borrowing resolutions and certificates of incumbency, confirming to Agent's satisfaction that all necessary corporate and organizational actions have been taken to authorize Borrower to enter into this Amendment ; and

               (d) Agent shall have received such other documents, instruments or agreements as Agent may require to effectuate the intents and purposes of this Amendment.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        Borrower hereby represents and warrants to Agent and each Bank that:

        3.1 After giving effect to the amendment of the Credit Agreement pursuant to this Amendment and the consummation of the transactions contemplated hereby (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement is true and correct in all respects as if made on the date hereof (with references to the Credit Agreement being deemed to include this Amendment), and (ii) there exists no Default or Event of Default under the Credit Agreement after giving effect to this Amendment.

        3.2 Borrower has full corporate power and authority to execute and deliver this Amendment, to make and deliver the replacement Revolving Notes, and to perform the obligations of its part to be performed thereunder and under the Credit Agreement as amended hereby. Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment and each of the documents described herein. No consent or approval of any person, no consent or approval of any landlord or mortgagee, no waiver of any lien or similar right and no consent, license, approval or authorization of any governmental authority or agency is or will be required in connection with the execution or delivery by Borrower of this Amendment or the performance by Borrower of the Credit Agreement as amended hereby.

        3.3 This Amendment, the replacement Revolving Notes and the Credit Agreement as amended hereby are, or upon delivery thereof to Banks will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.


                                   ARTICLE IV
                                  MISCELLANEOUS

        4.1 The Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

        4.2 Borrower agrees to pay Agent on demand reasonable fees and costs of attorneys up to $1,500.00, incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished hereunder. IN WITNESS WHEREOF, Borrower, Banks and Agent have executed this Amendment as of the date set forth in the preamble hereto.

           MCGRATH RENTCORP


           ---------------------------------------------------
           By:   Thomas J. Sauer
           Title: Vice President and Chief Financial Officer

           Notice Address:
           --------------

                 5700 Las Positas Road
                 Livermore, California 94550
                 Attention:  Mr. Thomas Sauer, Chief Financial Officer
                 Fax:   (925) 453-3200

           UNION BANK OF CALIFORNIA, N.A.,
           individually and as Agent


           ---------------------------------------------------
           By:   Robert John Vernagallo
           Title: Vice President

           Notice Address:                                       Commitment: $34,000,000
           --------------                                        Pro Rata Share:  34%
                 350 California Street, 6th Floor
                 San Francisco, CA  94104
                 Attention:  Mr. Robert John Vernagallo
                 Fax No.:  (415) 705-7566

           FLEET BANK, N.A.


           ----------------------------------------------
           By:
           Title

           Notice Address:                                       Commitment: $33,000,000
           --------------                                        Pro Rata Share:  33%
                 100 Federal  Street
                 Mail Stop:  01-08-02
                 Boston, MA  02110
                 Attention:  Mr. Chip Gaysunas
                 Fax No.:  (617) 434-0816

           BANK OF AMERICA, N.A., formerly known as BANK
           OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION


           ----------------------------------------------
           By:   Lisa M. Thomas
           Title  Vice President

           Notice Address:                                       Commitment: $33,000,000
           --------------                                        Pro Rata Share:  33%
                 300 Lakeside Drive, Suite 250
                 Oakland, CA  94612
                 Attention:  Ms. Lisa M. Thomas
                 Fax No.:  (510) 273-5299


                                   EXHIBIT "B"
                                       TO
                         AMENDMENT NO. 1 TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

                          [Replacement Revolving Notes]

                                 REVOLVING NOTE

NOT TO EXCEED
$34,000,000.00                                         San Francisco, California
                                                               December __, 1999

               FOR VALUE RECEIVED, the undersigned, McGrath Rentcorp, a California corporation ("Borrower"), promises to pay to UNION BANK OF CALIFORNIA, N.A. (the "Bank", or order, on or before the Revolving Loan Termination Date, or as otherwise provided in the Amended and Restated Credit Agreement dated as of June 30, 1999 among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the "Agreement), the lesser of
(i) the principal sum of THIRTY-FOUR MILLION DOLLARS ($34,000,000) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

               Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

               Bank is authorized, but not required, to record the date, amount, type, interest rate and Eurodollar Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

               All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

               Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

               This Revolving Note is one of the "Revolving Notes" referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Revolving Note supersedes and replaces that certain Revolving Note dated June 30, 1999, as amended from time to time, in the principal amount not to exceed Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000), executed by Borrower in favor of Bank (the "Previous Note"). As of the effective date of the Agreement, all unpaid principal, interest and other amounts accrued and outstanding under the Previous Note shall for all purposes be and constitute unpaid amounts outstanding under and evidenced by this Revolving Note.

               Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

               This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.


                              MCGRATH RENTCORP



                              By:_______________________________________________
                              Name:  Thomas J. Sauer
                              Title: Vice President and Chief Financial Officer

SCHEDULE OF LOANS

               This Revolving Note evidences Loans made, continued or converted under the Agreement to Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Eurodollar Periods (if applicable) set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:

                                                                  Amount
Date                                                              Paid
Made,          Principal                             Duration     Prepaid
Continued      Amount       Type                     of           Continued    Unpaid
or             of           of           Interest    Eurodollar   or           Principal   Notation
Converted      Loan         Loan         Rate        Period       Converted    Amount      Made By
---------      ---------    ----         ----        ------       ---------    ------      -------

                                 REVOLVING NOTE


NOT TO EXCEED
$33,000,000.00                                         San Francisco, California
                                                               December __, 1999

               FOR VALUE RECEIVED, the undersigned, McGrath Rentcorp, a California corporation ("Borrower"), promises to pay to FLEET BANK, N.A. (the "Bank"), or order, on or before the Revolving Loan Termination Date, or as otherwise provided in the Amended and Restated Credit Agreement dated as of June 30, 1999 among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the "Agreement), the lesser of (i) the principal sum of THIRTY-THREE MILLION DOLLARS ($33,000,000) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

               Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

               Bank is authorized, but not required, to record the date, amount, type, interest rate and Eurodollar Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

               All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

               Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

               This Revolving Note is one of the "Revolving Notes" referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Revolving Note supersedes and replaces that certain Revolving Note dated June 30, 1999, as amended from time to time, in the principal amount not to exceed Twenty-Four Million Seven Hundred Fifty Thousand Dollars ($24,750,000), executed by Borrower in favor of Bank (the "Previous Note"). As of the effective date of the Agreement, all unpaid principal, interest and other amounts accrued and outstanding under the Previous Note shall for all purposes be and constitute unpaid amounts outstanding under and evidenced by this Revolving Note.

               Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

               This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.


                              MCGRATH RENTCORP



                              By:_______________________________________________
                              Name:  Thomas J. Sauer
                              Title: Vice President and Chief Financial Officer

                                SCHEDULE OF LOANS


               This Revolving Note evidences Loans made, continued or converted under the Agreement to Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Eurodollar Periods (if applicable) set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:

                                                                  Amount
Date                                                              Paid
Made,          Principal                             Duration     Prepaid
Continued      Amount       Type                     of           Continued    Unpaid
or             of           of           Interest    Eurodollar   or           Principal   Notation
Converted      Loan         Loan         Rate        Period       Converted    Amount      Made By
---------      ---------    ----         ----        ------       ---------    ------      -------


                                 REVOLVING NOTE


NOT TO EXCEED
$33,000,000.00                                         San Francisco, California
                                                               December __, 1999

               FOR VALUE RECEIVED, the undersigned, McGrath Rentcorp, a California corporation ("Borrower"), promises to pay to BANK OF AMERICA, N.A., formerly known as Bank of America, National Trust and Savings Association (the "Bank"), or order, on or before the Revolving Loan Termination Date, or as otherwise provided in the Amended and Restated Credit Agreement dated as of June 30, 1999 among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the "Agreement), the lesser of (i) the principal sum of THIRTY-THREE MILLION DOLLARS ($33,000,000) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

               Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

               Bank is authorized, but not required, to record the date, amount, type, interest rate and Eurodollar Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

               All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

               Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

               This Revolving Note is one of the "Revolving Notes" referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Revolving Note supersedes and replaces that certain Revolving Note dated June 30, 1999, as amended from time to time, in the principal amount not to exceed Twenty-Four Million Seven Hundred Fifty Thousand Dollars ($24,750,000), executed by Borrower in favor of Bank (the "Previous Note"). As of the effective date of the Agreement, all unpaid principal, interest and other amounts accrued and outstanding under the Previous Note shall for all purposes be and constitute unpaid amounts outstanding under and evidenced by this Revolving Note.

               Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

               This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.



                              MCGRATH RENTCORP



                              By:_______________________________________________
                              Name:  Thomas J. Sauer
                              Title: Vice President and Chief Financial Officer


                                SCHEDULE OF LOANS


               This Revolving Note evidences Loans made, continued or converted under the Agreement to Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Eurodollar Periods (if applicable) set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:


                                                                  Amount
Date                                                              Paid
Made,          Principal                             Duration     Prepaid
Continued      Amount       Type                     of           Continued    Unpaid
or             of           of           Interest    Eurodollar   or           Principal   Notation
Converted      Loan         Loan         Rate        Period       Converted    Amount      Made By
---------      ---------    ----         ----        ------       ---------    ------      -------



                                   EXHIBIT "A"

                             COMPLIANCE CERTIFICATE

This Compliance Certificate is furnished pursuant to Section 7.3(c) of that certain Amended and Restated Credit Agreement dated as of June 30, 1999, among the Borrower, certain Banks parties thereto and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended (the "Agreement"). Unless otherwise defined, all capitalized terms used in this Compliance Certificate have the respective meanings ascribed to them in the Agreement.

Borrower hereby represents and warrants as follows:

        1. I am familiar with the Agreement and the business and operations of Borrower.

        2. Except as otherwise specifically indicated, the information contained in this Certificate is true and accurate on and as of ______________________, __ (the "Certification Date").

        3. As of the Certification Date and at all times during the quarter ending on the Certification Date, Borrower has performed all obligations to be performed by it under (a) the Agreement, (b) any instrument or agreement to which Borrower is a party or under which Borrower is obligated, and (c) any judgment, decree, or order of any court or governmental authority binding on Borrower. No Default or Event of Default has occurred, whether or not the same was cured, during such quarter.

        4. As of the Certification Date, the information set forth below is true, accurate and complete:

(a)     Section 7.11(a):  Tangible Net Worth
        Tangible Net Worth                                       $__________
        Minimum Tangible Net Worth calculation:
        Base amount                                              $75,000,000
                                                                 -----------

        Plus:  Fifty percent of Net Income (without
        reduction for Net Loss) after September 30, 1999         $__________
        Plus:  90% of the gross proceeds from stock issuance
        (excluding the first $2,000,000 of proceeds from the
        exercise of stock options after September 30, 1999)      $__________
               Minimum Tangible Net Worth Total                  $__________

(b)     Section 7.11(b):  Liabilities to Net Worth
        Liabilities                                              $__________
        Less Deferred Taxes                                     ($__________)
               Total (A)                                         $__________
        Tangible Net Worth (B)                                   $__________
               Ratio of A to B
               Maximum permitted:  3:1

(c)     Section 7.11(c):  Interest Expense Ratio
        EBIT (A)                                                 $__________
        Interest expense (B)                                     $__________
               Ratio of A to B
               Minimum required:  2 to 1

(d)     Section 7.11(d):  Debt Service Coverage
        Adjusted Net Income  (A)                                 $__________
        Debt Service (B)                                         $__________
               Ratio of A to B
               Minimum required:  1.15 to 1
        Calculation  of Adjusted Net Income:
        EBIT                                                     $__________
        Depreciation and amortization                            $__________
               Adjusted Net Income (A)                           $__________
        Calculation of Debt Service:
        Loans                                                    $__________
        Years (ended to nearest qtr) to Term Loan Maturity Date  ____________
                                                                 $__________
               Assumed principal payments                        $__________
        Debt (other than Loans)                                  $__________
        Other Debt principal payments due in next four quarters  $__________
        Interest on Loans in next four quarters                  $__________
        Interest on other Debt in next four quarters             $__________

        Interest rate used for computation (floating rate Debt) $__________.

               5. The Borrowing Base and the Adjusted Borrowing Base as of the Certification Date are as set forth below. Borrower hereby further certifies the information set forth below is true, accurate and complete and the aggregate amount of the Loans outstanding under the Agreement, after giving effect to any new Loan made as of the Certification Date, is not in excess of the Commitment or the Adjusted Borrowing Base.

(a)     Borrowing Base
        Eligible Equipment                                        $__________
        Less: 25%                                                 $__________
               Borrowing Base                                     $__________

(b)     Adjusted Borrowing Base
        Borrowing Base                                            $__________
        Less:  Outside Debt                                       $__________
               Adjusted Borrowing Base                            $__________

(c)     Excess of Adjusted Borrowing Base over Loans Outstanding  $__________
        Adjusted Borrowing Base                                   $__________
        Less:         Loans outstanding                           $__________
        Excess of Adjusted Borrowing Base over Loans Outstanding  $__________

Executed this _____ day of ______________, _.
By: _________________________________________
Name: _______________________________________   Title: _________________________